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                                                                     EXHIBIT 1.2




                              QUOTESMITH.COM, INC.
                        8205 SOUTH CASS AVENUE, SUITE 102
                             DARIEN, ILLINOIS 60561


                                  July __, 1999


INTUIT INC.
2535 Garcia Avenue
Mountain View, CA 94043

Ladies and Gentlemen:

         Quotesmith.com, Inc., a Delaware corporation (the "COMPANY"), hereby confirms its agreement to issue and sell shares (the "SHARES") of its authorized but unissued Common Stock, $0.001 par value per share (the "COMMON STOCK"), to Intuit Inc., a Delaware corporation ("INTUIT"). Unless otherwise defined herein, terms with initial letters capitalized shall have their respective meanings as set forth in that certain Underwriting Agreement (the "UNDERWRITING AGREEMENT") between the Company and Hambrect & Quist LLC ("H&Q"), acting for itself and on behalf of the other Underwriters.

         1. PURCHASE OF THE SHARES BY INTUIT. On the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to Intuit, and Intuit agrees to purchase from the Company, an aggregate of [XXXXXXX] Shares [SHARES HAVING AN AGGREGATE PURCHASE PRICE OF THREE MILLION DOLLARS ($3,000,000)] at a per Share purchase price equal to [$XX.XX] [THE "INITIAL PUBLIC OFFERING PRICE" AS SET FORTH ON THE COVER PAGE OF THE DEFINITIVE PROSPECTUS].

         2. DELIVERY OF AND PAYMENT FOR THE SHARES.

            (a) Delivery of certificate(s) for the Shares, and payment therefor, shall (i) be made in tandem with a closing of the transactions contemplated by the Underwriting Agreement (the "Closing") and (ii) occur at the offices of Freeborn & Peters, 311 South Wacker Drive, Chicago, Illinois, or at such time and place as shall be agreed upon in writing by the Company and Intuit.

            (b) Payment for the Shares shall be made by Intuit to the Company upon delivery of certificate(s) for the Shares to Intuit. Certificate(s) for the Shares shall be registered in Intuit's name.

         3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY. The Company hereby represents, warrants and covenants to Intuit as follows:

            (a) The Company has been duly incorporated and is validly existing as a


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corporation in good standing under the laws of the jurisdiction of its incorporation, has full corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus and as being conducted, and is duly qualified as a foreign corporation and in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary (except where the failure to be so qualified would not have a material adverse effect on the business, properties, financial condition or results of operations of the Company).

            (b) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any materially adverse change in the business, properties, financial condition or results of operations of the Company, whether or not arising from transactions in the ordinary course of business, other than as set forth in the Registration Statement and the Prospectus, and since such dates, except in the ordinary course or business, the Company has not entered into any material transaction not referred to in the Registration Statement and the Prospectus.

            (c) The Registration Statement has been declared effective under the Securities Act, and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. The Registration Statement and the Prospectus comply, and on the Closing Date the Prospectus will comply, in all material respects with the provisions of the Securities Act and the Exchange Act as well as the rules and regulations of the Commission thereunder. On the Effective Date, the Registration Statement did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. On the Effective Date the Prospectus did not, and on the Closing Date the Prospectus will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (d) The Shares, when issued and sold to Intuit as provided herein,
(i) will be duly and validly issued, fully paid and nonassessable, (ii) will conform to the description thereof in the Prospectus and (iii) will not be subject to any preemptive rights, rights of first refusal or rights of co-sale by operation of law, under the Certificate of Incorporation or Bylaws of the Company or otherwise which have not been waived. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Shares as contemplated herein.

            (e) The Shares have been registered under the Registration Statement and, upon purchase by Intuit as contemplated hereby, will be freely tradable by Intuit without restriction or further registration under the Securities Act.

            (f) The Shares have been duly authorized for listing by the Nasdaq National Market upon official notice of issuance.

            (g) The certificate(s) evidencing the Shares will be in due and proper legal form.

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            (h) Attached hereto as Schedule I is a capitalization table of the Company setting forth all holders of securities of the Company as of immediately prior to the Closing Date.

            (i) The Company owns and possesses all right, title and interest in and to all trademarks, copyrights and other proprietary rights
("TRADE RIGHTS") material to the business of the Company. The Company has not received any written notice of infringement, misappropriation or conflict from any third party as to such Trade Rights and the Company has not infringed, misappropriated or otherwise conflicted with material Trade Rights of any third parties.

            (j) The conduct of the business of the Company is in compliance in all respects with applicable federal, state, local and foreign laws and regulations, except where the failure to be in compliance would not have a material adverse effect upon the condition (financial or otherwise) or results of operations of the Company.

         4. TERMINATION. This Agreement may be terminated by Intuit at any time prior to the Closing by giving written notice to the Company if after the date of this Agreement:

         (a) trading in the Common Stock shall have been suspended; or

         (b) there shall have occurred (i) the engagement in hostilities or an escalation of major hostilities by the United States or the declaration of war or a national emergency by the United States, (ii) any outbreak of hostilities or other national or international calamity or crisis or change in economic or political conditions which, in Intuit's reasonable opinion, has a material adverse effect of the market for securities in the United States, (iii) suspension of trading in securities generally or a material adverse decline in value of trading in securities generally on the New York Stock Exchange, the American Stock Exchange, the Nasdaq Stock Market, or limitations on prices (other than limitations on hours or number of days of trading) for securities on either such exchange or system, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of, or commencement of any proceeding or investigation by, any court, legislative body, agency or other governmental authority which in Intuit's reasonable opinion materially and adversely affects or will materially or adversely effect the business or operations of the Company, (v) declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in Intuit's reasonable opinion has a material adverse effect of the securities markets in the United States.

         5. CONDITIONS OF INTUIT'S OBLIGATIONS. The obligations of Intuit to purchase and pay for the Shares shall be subject to the performance by the Company of all its obligations to be performed hereunder at or prior to the Closing Date, and to the following further conditions:

            (a) The Registration Statement shall have become effective and no stop order suspending the effectiveness thereof shall have been issued and no proceedings therefor shall be pending or threatened by the Commission.

            (b) Intuit shall have received from Freeborn & Peters, counsel for the



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Company, an opinion, addressed to Intuit and dated the Closing Date, covering the matters set forth in Annex A hereto.

            (c) The Shares shall have been registered under the Registration Statement and shall be freely tradable by Intuit without restriction or further registration under the Securities Act.

            (d) The Shares shall have been duly authorized for listing by the Nasdaq National Market upon official notice of issuance.

            (e) Intuit shall have received confirmation from H&Q or the Company that (i) a closing of the transactions contemplated by the Underwriting Agreement shall have occurred or be occurring in tandem with the Closing and
(ii) all of the agreements, obligations and conditions contained in the Underwriting Agreement that are required to be performed or complied with as of or prior to a closing of the transactions contemplated by the Underwriting Agreement shall have been performed or complied with.

            (f) Intuit shall be satisfied that the representations and warranties of the Company herein are true and correct in all material respects as of the Closing Date.

         6. CONDITIONS OF THE COMPANY'S OBLIGATIONS. The obligation of the Company to deliver the Shares shall be subject to the conditions that (a) the Registration Statement shall have become effective and (b) no stop order suspending the effectiveness thereof shall be in effect and no proceedings therefor shall be pending or threatened by the Commission.

         7. NOTICES. Except as otherwise provided herein, all communications hereunder shall be in writing or by telecopy and, if to Intuit, shall be mailed, telecopied or delivered to Intuit at its office, 2550 Garcia Avenue, Mountain View, California 94043, telecopy: 650-944-3500, Attention: Kristen Brown, Vice President, Business Development; and if to the Company, shall be mailed, telecopied or delivered to it at its office, 8205 South Cass Avenue, Suite 102, Darien, Illinois 60561, telecopy: (630) 515-0270, Attention: Robert Bland, Chief Executive Officer. All notices given by telecopy shall be promptly confirmed by mail.

         8. MISCELLANEOUS. The representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of Intuit or the Company or their respective directors or officers, and (c) delivery and payment for the Shares under this Agreement. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.



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         Please sign and return to the Company the enclosed duplicate of this letter, whereupon this letter will become a binding agreement between the Company and Intuit in accordance with its terms.

                                         Very truly yours,

                                         QUOTESMITH.COM, INC.



                                         By:
                                            ---------------------------
                                            Robert S. Bland,
                                            Chief Executive Officer


The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

INTUIT INC.


By:
         -----------------------------
         Kristen Brown
         Vice President,
         Business Development




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                                   SCHEDULE I

                              CAPITALIZATION TABLE
















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                                     ANNEX A

            MATTERS TO BE COVERED IN THE OPINION OF FREEBORN & PETERS
                             COUNSEL FOR THE COMPANY


         1. The Agreement has been duly authorized, executed and delivered by the Company.

         2. The Shares (i) have been duly and validly issued and are fully paid and nonassessable, (ii) conform to the description thereof in the Prospectus and
(iii) are not subject to any preemptive rights, rights of first refusal or rights of co-sale by operation of law, under the Certificate of Incorporation or Bylaws of the Company or otherwise which have not been waived.

         3. The Registration Statement has become effective under the Securities Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus is in effect and no proceedings for that purpose have been instituted or are pending or contemplated by the Commission.

         4. The Registration Statement and the Prospectus (except as to the financial statements and schedules and other financial data contained therein, as to which we express no opinion) comply as to form in all material respects with the requirements of the Securities Act and with the rules and regulations of the Commission thereunder.

         5. The Shares have been registered under the Registration Statement and are freely tradable by Intuit without restriction or further registration under the Securities Act.

         6. The Shares are duly authorized for listing by the Nasdaq National Market upon official notice of issuance.

         7. The certificate(s) evidencing the Shares are in due and proper legal form.




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